UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 23, 2005

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     Centex Corporation (the “Company”) maintains a comprehensive medical insurance plan (the “Plan”) providing for the payment or reimbursement of all or a portion of covered medical expenses incurred by participants, including certain eligible medical, dental and pharmacy expenses. The Plan contains provisions (“RLTE Provisions”) under which the Company may permit key long-term employees who retire early to purchase medical, dental and pharmacy insurance to ensure a continuation of coverage for the employee and certain of his or her dependents. The RLTE Provisions are available to full-time employees who retire after age 55 with at least ten years of service with the Company or one of its subsidiaries and have a minimum annual base salary at retirement of $100,000 (adjusted annually for cost of living index increases). Eligibility under the RLTE Provisions is not automatic, and must be approved by the Plan administrator and the principal executive officer of the entity from which the employee retired. Such eligibility ceases for an employee or dependent when that person becomes eligible for Medicare or turns 65, whichever occurs earlier. An employee selected to participate commences participation under the RLTE Provisions at the completion of his or her period of eligibility for COBRA benefits. The cost to the participant of coverage under the RLTE Provisions is equal to two times the amount of the applicable COBRA premium. There are currently no former employees who are participating in or receiving benefits under the RLTE Provisions.

     On February 23, 2005, the RLTE Provisions of the Plan were amended to also permit participation as of January 1, 2005 by retired directors of the Company who were covered under the Plan at the time of their retirement from the Board of Directors. A director may begin participating under the RLTE Provisions, at his or her election, either upon retirement from the Board of Directors or upon expiration or termination of COBRA coverage. As in the case of a former employee, the cost of coverage under the RLTE Provisions to a retired director is equal to two times the amount of the applicable COBRA premium. Eligibility under the RLTE Provisions ceases for a retired director when he or she reaches age 73; although coverage under the RLTE Provisions may continue for the retired director’s then-covered dependents until the earlier of the date the covered spouse becomes eligible for Medicare or the date the covered dependent no longer meets the definition of an eligible dependent under the Plan.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ BRIAN J. WORAM
	Name:	Brian J. Woram
	Title:	Senior Vice President and Chief Legal Officer

Date: February 28, 2005

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